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                                                                       Exhibit E

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                                KMT PARTNERS LP

     This Agreement of Limited Partnership of KMT Partners LP (this "Agreement") is entered into by and among Kennerly Partners L.P., a Texas limited partnership, as the general partner (the "General Partner"), and those persons executing limited partner signature pages to this Agreement as the limited partners (the "Limited Partners"). The General Partner and the Limited Partners shall be collectively referred to as the "Partners" and individually as a "Partner."

     In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners agree as follows:

                                   ARTICLE I
                                   Formation

     1.1  Agreement.  The Partners hereby establish KMT Partners LP as a limited
          ---------
partnership (the "Partnership") pursuant to the Texas Revised Limited Partnership Act, Texas Revised Civil Statutes, Article 6132a-1 (the "Act").

     1.2  Filing.  The General Partner shall execute and file on behalf of the
          ------
Partners and the Partnership an appropriate Certificate of Limited Partnership with the Secretary of State of Texas.

     1.3  Office Address, Registered Office and Agent.  The principal place of
          -------------------------------------------
business, the principal office and the registered office of the Partnership will be 500 Crescent Court, Suite 250, Dallas, Texas 75201 or at such other place as is determined by the General Partner. The registered agent of the Partnership will be Shannon J. Collins.

                                   ARTICLE I
                Name, Business, Term and Partnership Interests

     2.1  Partnership Name.  The business of the Partnership shall be conducted
          ----------------
under the name "KMT Partners LP".

     2.2  Purposes of Partnership.  The principal purposes of the Partnership
          -----------------------
will be (i) to acquire shares of the issued and outstanding capital stock (the "Investment") of Microtouch Systems, Inc. (the "Company"), in an initial amount of $2,500,000, through purchases in the open market and privately negotiated transactions, (ii) to finance the acquisition of the Investment in a manner determined appropriate by the General Partner, and (iii) to do all things, take all actions, exercise all rights, cast all votes and perform all functions which are necessary, appropriate or related to the acquisition and ownership of the Investment.
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     2.3  Term.  The term of the Partnership shall commence on the effective
          ----
date of this Agreement and continue until December 31, 2019, unless earlier dissolved and liquidated as provided in this Agreement.

     2.4  Partnership Interests.  The Partners' percentage interests in the
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income, gains, losses, deductions, voting rights and distributions, as may be affected by the terms of this Agreement (the "Partnership Interests"), are as set forth on Exhibit "A" to this Agreement.

                                  ARTICLE III
                             Capital Contributions

     3.1  General Partner's Capital Contribution.  Upon and by the execution of
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this Agreement, the General Partner shall contribute an amount equal to 0.10% of the aggregate capital contributed to the Partnership by the Limited Partners.

     3.2  Limited Partners' Capital Contribution.  Upon its execution and
          --------------------------------------
delivery of the signature pages to this Agreement, each Limited Partner shall make a contribution of cash to the Partnership in the amount set forth opposite its name on Exhibit "A."

No interest shall be paid by the Partnership by reason of any capital contribution made by a Partner, whether consisting of property, services or cash.

     3.3  Possible Additional Capital Contributions.  No Partner shall be
          -----------------------------------------
obligated to make any capital contributions to the Partnership other than in the amounts required in Sections 3.1 and 3.2. However, the Partnership may need additional capital to increase the amount of its Investment to exceed the initial amount set forth in Section 2.2. In such instances, the General Partner shall request each Limited Partner to make its pro rata share, based upon its Partnership Interest, of such required additional capital. The amount requested to be contributed by a Limited Partner pursuant to this Section 3.3 must be contributed within twenty (20) days following written notice delivered to the Limited Partners by the General Partner. No Limited Partner will be personally liable to make such capital contribution.

     3.4  Failure to Make Additional Capital Contributions.  If any Limited
          ------------------------------------------------
Partner (a "Failing Partner") shall fail or refuse to make timely any additional capital contribution when requested pursuant to Section 3.3, and such failure or refusal shall have continued for a period of ten (10) days following written demand therefor by the General Partner, then after the expiration of the ten
(10) day grace period the General Partner, on behalf of the Partnership, may pursue one or more of the following remedies: (i) reduce the financial commitment of the Partnership with respect to the right being exercised; (ii) borrow the deficiency from a third party (including a Partner or its affiliate);
(iii) sell additional Limited Partner interests in the Partnership on whatever terms the General Partner, in its sole discretion, deems appropriate to replace the uncontributed portion of

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additional capital desired by the Partnership; (iv) reallocate Partnership
Interests in a manner that the General Partner thinks equitably reflects the capital contribution made by the non-Failing Partners, or (v) pursue some combination of the foregoing.

     By execution of this Agreement, each Partner expressly authorizes and empowers the General Partner, as his or her attorney-in-fact, to effectuate the rights of the Partnership, and to negotiate, execute and deliver any documents necessary or appropriate to accomplish the rights of the General Partner on behalf of the Partnership under this Section 3.4. Such appointment of the General Partner as attorney-in-fact is an irrevocable appointment coupled with an interest and full power and authority to deal with the Partnership Interest in any manner contemplated herein. Each Partner by his or her execution of this Agreement expressly acknowledges the uniqueness of the Partnership Interest, the clear need for prompt response to all requests for additional capital contributions, and the reasonableness and equity of the remedy selected by all Partners in this Section 3.4.

     3.5  Capital Accounts.  The Partnership shall establish and maintain a
          ----------------
capital account ("Capital Account") for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).

                                  ARTICLE IV
                               Income and Losses

     4.1  Accounting Records.  The Partnership shall keep its books and records
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using the accounting method determined appropriate by the General Partner in accordance with accepted accounting principles. The Partnership's books and records shall be open for inspection and copying by any Partner. The fiscal year of the Partnership shall be the calendar year.

     4.2  Allocation of Income and Loss.  Items of income, gain, loss or
          -----------------------------
deduction recognized by the Partnership in accordance with the method of accounting and the books and records of the Partnership, shall be allocated to and among the Partners, prior to taking into account distributions of cash flow for the subject tax year, as set forth below:

          (a)  Net income and gain shall be allocated as follows:

               (i) First, to the Partners with deficit Capital Account balances pro rata in accordance with such deficit balances in an amount to each such Partner until such Partner's deficit balance has been reduced to zero;

               (ii) Next, among the Limited Partners in the proportion of the difference between their respective Unreturned Capital Contributions less their respective Capital Account balances, until the credit balance of each Limited Partner's Capital Account is equal to such Limited Partner's Unreturned Capital Contributions;

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               (iii)  Next, among the Partners in such amounts as necessary to cause their Capital Account balances, but in the case of the Limited Partners' only their Capital Account balances in excess of their Unreturned Capital Contributions, to be in the ratio of their Payout Percentages; and

               (iv) Thereafter, among the Partners pro rata in accordance with their Payout Percentages.

     (b)  Net loss and deductions shall be allocated as follows:

               (i) First, to the Partners in such amounts as necessary to cause their Capital Account balances in excess of their Unreturned Capital Contributions to be in the ratio of their Payout Percentages;

               (ii) Next, to the Partners with Capital Account balances in excess of their Unreturned Capital Contributions, pro rata in accordance with, and in an amount equal to, such excess positive balances;

               (iii) Next, to the Partners with positive balances in their Capital Accounts in the ratio of such positive balances, and in amounts equal to such positive balances; and

               (iv) Thereafter, to the Partners in accordance with their Partnership Interests.

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

          "Payout Percentages" shall mean 15% for the General Partner and 85% for the Limited Partners allocated among the Limited Partners pro rata in accordance with their Partnership Interests.

          "Unreturned Capital Contributions" shall mean as to each Limited Partner an amount equal to the excess of the aggregate capital contributions made by a Limited Partner to the Partnership over the aggregate distributions made to the Limited Partner from the Partnership pursuant to Section 4.3(a).

     4.3  Distributions.  The General Partner shall distribute cash flow, when
          -------------
it determines it is available, to the Partners. Notwithstanding the frequency or amounts of distributions, cash flow shall be distributed as follows:

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          (a) First, to the Limited Partners pro rata in accordance with their
     Unreturned Capital Contributions, in such amount and until such time as each such Limited Partner's Unreturned Capital Contributions has been reduced to zero; and

          (b) Thereafter, to the Partners pro rata in accordance with their Payout Percentages.

     4.4  Limitations on Allocations.  Notwithstanding the provisions contained
          --------------------------
in Sections 4.2 and 4.3 of this Agreement, should any provision conflict with the provisions contained in Treasury Regulations Section 1.704-1(b)(iv), the provisions of said Treasury Regulations shall apply so as to cause the Partnership's provisions relating to allocations and distributions to be in compliance with such Regulations.

     4.5  Distributions in Kind.
          ---------------------

          (a) Notwithstanding anything in this Agreement to the contrary, the General Partner may, in its absolute discretion, distribute all or a portion of the Investment, or other property, securities or assets of the Partnership in lieu of, or in addition to, cash flow at such times and in such amounts as determined by the General Partner in its sole discretion. At the time of such distribution, the General Partner shall establish the fair market value of the assets distributed in accordance with Section 4.5(d).

          (b) Prior to a distribution of property (other than cash and other than in complete liquidation of the Partnership or a Partner's Partnership Interest), the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not previously been reflected in the Capital Accounts), would be allocated among the Partners if there were a taxable disposition of the property on the date of distribution.

          (c) If the distribution of property (other than cash) is to a Partner in complete liquidation of the Partner's interest in the Partnership or in liquidation of the Partnership, prior to such distribution, the Capital Accounts of all the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of all such property on the date of the liquidating distribution.

          (d) For purposes of determining the value of securities, those securities which are listed on a national securities exchange shall be valued at their closing sales price on the trading day immediately prior to the date of distribution. If no sales occurred on such trading day, then on the day of distribution. If no trading occurred on either day, then the value shall be based upon the mean between the "bid" and "asked" prices on the trading day immediately prior to the date of distribution. Securities which are not listed on a public exchange shall

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     be assigned such value as the General Partner may determine in its sole discretion, and such value shall be final, binding and conclusive. If necessary to assure compliance with the General Partner's fiduciary duty, the General Partner may from time to time seek valuation assistance from unrelated professionals.

                                   ARTICLE V
                                   Management

     5.1  Powers and Duties.  The General Partner shall have exclusive control
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and management of the Partnership and shall have all of the rights and powers of a general partner. Specifically, the General Partner shall have the power to do all things and perform all acts necessary and appropriate for the successful accomplishment of the purposes outlined in Section 2.2, including, without limitation:

          (a) to acquire, own and maintain the Investment for the Partnership;

          (b) to obtain any and all financing of the Partnership, whether interim, permanent or otherwise, including loans from Partners;

          (c) to sell or otherwise dispose of some or all of the Investment, or other assets of the Partnership;

          (d) to determine the manner in which the Partnership should cast its vote with respect to its rights as an owner of the Investment, and to effectuate such vote;

          (e) to determine if and when additional capital contributions should be requested from the Limited Partners in accordance with Section 3.3, and the amount of such requested contributions;

          (f) to determine if the Partnership should exercise, or vote in favor of the exercise, of any registration rights, co-sale rights, preemptive rights, buy/sell rights, rights as an owner under any governing shareholders' agreement or operating agreement, and any other rights the Partnership has in conjunction with the Investment, to determine the time and manner in which such rights should be exercised, and to exercise such rights;

          (g) to establish the terms of the relationship among the Partnership, the Company and the other shareholders of the Company;

          (h) to (i) determine if the Partnership needs additional capital and the amount of capital needed, (ii) accept contributions of capital from any person and issue Limited Partner interests to such person in exchange for its contribution, (iii) determine the percentage interests and rights of such newly admitted Limited Partner, and (iv) amend this Agreement to admit such person as a Limited Partner in the Partnership and to make such other changes

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     as necessary to reflect the agreement reached between such newly admitted
     Limited Partner and the General Partner on behalf of the Partnership;

          (i) to negotiate, execute and deliver one or more agreements on such terms as deemed appropriate in the General Partner's sole discretion with Cardinal Partners, L.P., providing for the joint pursuit of investments in the capital stock of the Company; and

          (j) to negotiate, execute and deliver any and all documents determined appropriate or necessary by the General Partner to accomplish and effectuate any of the rights or authorities of the General Partner on behalf of the Partnership as provided for or contemplated in this Article V or elsewhere in this Agreement.

     5.2  Compensation of General Partner.  The General Partner shall not
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receive any compensation for the services it performs for the Partnership.
However, the General Partner may receive compensation from the Company for services which it provides to the Company. The General Partner shall be reimbursed for actual expenditures incurred in the administration of the Partnership's business.

     5.3  Third Party Reliance.  The General Partner has full, complete and
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absolute authority over the Partnership's affairs. Any person dealing with the
Partnership shall rely completely and exclusively upon the authority of the General Partner and shall accept any document, agreement, check or other instrument executed by the General Partner on behalf of the Partnership as authorized under this Agreement.

     5.4  Indemnification.  Upon the determination as set forth in Section 11.06
          ---------------
of the Act that such indemnification is permissible under Section 11.02 of the Act, the Partnership (but not the Limited Partners) hereby indemnifies and holds harmless any person who is or was a General Partner (and its affiliates) against any and all losses, costs, expenses (including reasonable attorneys' fees), penalties, taxes, fines, settlements, damages and judgments resulting from the fact the General Partner was, is or is threatened to be named a defendant or respondent in a legal proceeding because such party was or is a General Partner in the Partnership, EVEN IF SUCH LOSSES, COSTS AND EXPENSES ARE ATTRIBUTABLE TO THE GENERAL PARTNER'S NEGLIGENCE. However, this indemnification shall only be effective if the General Partner (i) acted in good faith, (ii) reasonably believed that in instances that the General Partner was acting in its official capacity that its conduct was in the Partnership's best interest and in all other instances that the General Partner's conduct was not opposed to the Partnership's best interests, and (iii) in a criminal proceeding, had no cause to believe its conduct was unlawful. Notwithstanding the foregoing, this indemnification shall not be applicable to a legal proceeding in which the General Partner is found liable for intentional misconduct, gross negligence or fraud in the performance of the General Partner's duty to the Partnership or the Limited Partners.

     5.5  Tax Matters Partner.  The General Partner is hereby designated the
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"tax matters partner" of the Partnership and is authorized and required to represent the Partnership (at the

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Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities. The Partnership will reimburse the General Partner for all expenses incurred by it while acting as the "tax matters partner."

                                  ARTICLE VI
                             Transfer of Interests

     6.1  General Prohibition.  No Partner may sell, assign, transfer, encumber
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or otherwise dispose of its Partnership Interest (a "Transfer"), or any part thereof, without the prior written consent of the General Partner.

     6.2  Effect of Article.  Any purported Transfer of a Partnership Interest
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consummated in violation of this Article shall be null and void and of no force or effect. Any transferee acquiring an interest in the Partnership shall acquire the same subject to all the terms and provisions of this Agreement.

                                  ARTICLE VII
                          Dissolution and Liquidation

     7.1  Dissolution.  The Partnership shall dissolve upon the expiration of
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its term as set forth in Section 2.3, or if sooner upon the happening of one of the following events: (i) any event which, in the opinion of the General Partner, would make it in the best interest of the Partnership to be dissolved;
(ii) the bankruptcy, withdrawal, insolvency or removal of the General Partner; or (iii) the sale, disposition or liquidation of all or substantially all of the Investment, and the receipt of all payments with respect thereto.

     7.2  Winding Up.  Upon dissolution, the General Partner shall proceed
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diligently to wind up the business and affairs of the Partnership, allocate income and loss among the Partners and distribute its properties and assets, if any. Distributions to Partners upon the liquidation of the Partnership shall be made pro rata in accordance with the Partners' positive capital account balances after all allocations of income, gain and loss. The manner in which the Partnership is liquidated shall be within the sole and absolute discretion of the General Partner.

     7.3  Deficit Capital Account Balances.  Upon liquidation of the
          --------------------------------
Partnership, no Partner with a deficit balance in its capital account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Partnership.

                                  ARTICLE VII
                                 Miscellaneous

     8.1  Miscellaneous   This Agreement (i) may be amended or restated by an
          -------------
instrument executed by the General Partner and Limited Partners owning more than seventy-five percent (75%) in interest (not number) of the Limited Partner Partnership Interests; (ii) may be executed in multiple

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

counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement; (iii) shall be governed by and construed in accordance with the laws of the State of Texas, and venue of all disputes shall be in Dallas County, Texas; and (iv) shall be binding upon and shall inure to the benefit of the Partners and their respective beneficiaries, legal representatives, successors and assigns.

     8.2  NOTICE OF INDEMNIFICATION.  THE PARTIES TO THIS AGREEMENT HEREBY
          -------------------------
ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 5.4.

     IN WITNESS WHEREOF, this Agreement was executed the 20th day of August, 1999, effective for all purposes as of the date the certificate of limited partnership is filed with the Secretary of State of Texas.


                                        GENERAL PARTNER:
                                        ---------------

                                        KENNERLY PARTNERS L.P.
                                        a Texas limited partnership

                                        By:  Kennerly Management L.P.
                                        Its: General Partner

                                        By:  Kennerly Capital L.L.C.
                                        Its: General Partner:





                                        By:_____________________________________
                                             Shannon J. Collins, President

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                                KMT PARTNERS LP
                        Limited Partner Signature Page

     This Limited Partner Signature Page shall be attached to, and made a part of, the Agreement of Limited Partnership of KMT Partners LP. By execution hereof, the undersigned accepts and agrees to be bound by all of the terms and provisions of such partnership agreement.


Amount subscribed for:                         $_________________________

Name of Limited Partner (Print or Type Please):_________________________________

Trustee, General Partner or other Authorized Signatory if any:__________________
                                      Position, if applicable:__________________


                                      Signature:________________________________
                                      Date of execution:________________________


Additional Signature (if required)    Signature:________________________________
                                      Position, if applicable:__________________
                                      Date of execution:________________________

Address for Notice:________________________________________
City:_________________  State:____________  Zip:___________

Phone #:____________    Fax #:____________  E-Mail address:_____________________


Attached to and made a part of this Limited Partner Signature Page are statements affirming Subscriber Limited Partner's status as an Accredited
Investor:

THE SUBSCRIBER IS AN "ACCREDITED INVESTOR," AS SUCH TERM IS DEFINED IN RULE 501(a) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BY REASON OF QUALIFYING UNDER ONE OR MORE OF THE TESTS CHECKED BELOW: (CHECK AND INITIAL THE SPACE OR SPACES BELOW THAT APPLY)
                ------------------------------------------------------

----------   (a)  Any director, executive officer or general partner of the
Initial if        Partnership, or any director, executive officer or general
Applicable        partner of a general partner of the Partnership;

----------   (b)  Any natural person whose individual net worth, or joint net
Initial if        worth with that person's spouse, at the time of his or her
Applicable        purchase exceeds $1,000,000;

----------   (c)  any private business development company as defined in
Initial if        Section 202(a)(22) of the Investment Advisors Act of 1940;
Applicable

----------   (d)  Any natural person who had an individual income in excess of
Initial if        $200,000 in each of the two most recent years or joint
Applicable        income with that person's spouse $200,000 in excess of
                  $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

----------   (e)  Any organization described in Section 501(c)(3) of the
Initial if        Internal Revenue Code, corporation, Massachusetts or similar
Applicable        business trust, or partnership not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

----------   (f)  Any trust, with total assets in excess of $5,000,000, not
Initial if        formed for the specific purpose of acquiring the Units, whose
Applicable        purchase is directed by a sophisticated person as described in
                  Rule 506(b) of Regulation D of the Securities Act;

----------   (g)  Any entity in which all of the equity owners are Accredited
Initial if        Investors;
Applicable

----------   (h)  Any employee benefit plan within the meaning of the Employee
Initial if        Retirement Income Security Act of 1974, if the investment
Applicable        decision is made by a plan fiduciary (as defined in Section
                  3(21) of the Act) which is either a bank, savings and loan association, insurance company or registered investment advisor, or if such employee benefit plan has total assets of more than $5,000,000, or if such employee benefit plan is a self-directed plan and the investment decisions are made solely by persons that are accredited investors within the meaning set forth in paragraphs (a)-(g) above.

                                  EXHIBIT "A"
             Partners; Capital Contributions: Percentage Interests

       Partner          Capital Contributions             Percentage Interest
       -------          ---------------------             -------------------